AMENDED AND RESTATED BYLAWS

                                       OF

                             NBG RADIO NETWORK, INC.


                            (Effective June 1, 1999)


                                   Article I
                                    Offices

     Section 1. Registered Office. The registered agent and office of the Corporation shall reside or be located in the State of Nevada.

     Section 2. Other Offices. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Nevada, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

                                   Article II
                            Meetings of Stockholders

     Section 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Nevada, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

     Section 2. Annual Meeting. The annual meeting of the stockholders shall be held at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof. At such annual meeting, the stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting. If for any reason, directors are not elected by consent of the stockholders in lieu of a meeting or at the annual meeting, they may be elected at any special meeting of the stockholders which is called and held for that purpose.

     Section 3. Special Meetings. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or the Chairman of the Board, if one shall have been elected, or the President.

     Section 4. Notice of Meetings. Except as otherwise expressly required by statute, written notice of each meeting of the stockholders stating the date, place and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten (10) or more than sixty (60) days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on

1 - Amended and Restated Bylaws
    (NBG Radio Network, Inc.)

the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

     Section 5. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city, town or village where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 6. Quorum. Unless the statute, the Articles of Incorporation or these Bylaws provide for different proportions, the holders of a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, of the issued and outstanding stock of the Corporation entitled to vote thereat, constitutes a quorum for the transaction of business at all meetings of stockholders. If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy.

     Section 7. Voting Power. Unless the statute, the Articles of Incorporation or the Bylaws provide for different proportions, when a quorum is present at any meeting, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Unless otherwise elected pursuant to Nevada law, directors must be elected at the annual meeting of the stockholders, by a plurality of the votes cast at the election.

     Section 8. Adjournments. At an adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9. Organization. At each meeting of the stockholders, the Chairman of the Board, if one shall have been elected, or in his absence or if one shall not have been elected, the President shall act as chairman of the meeting. The Secretary, or in his absence or inability to

2 - Amended and Restated Bylaws
    (NBG Radio Network, Inc.)

act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

     Section 10. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

     Section 11. Voting. Except as otherwise provided by statute or the Articles of Incorporation, each stockholder of record of the Corporation is entitled at each meeting of the stockholders to one vote for each share of stock of the Corporation standing in his name on the record of stockholders of the
Corporation:

          (a) on the date fixed  pursuant  to  the  provisions  of  Section 6 of
Article V of these Bylaws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

          (b) if no such record date shall have been so fixed, then at the close of business on the date next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

     Section 12. Proxies. Each stockholder entitled to vote at any meeting of the stockholders may designate another person or persons to act as a proxy or proxies. If any stockholder designates two or more person to act as proxies, a majority of those persons present at the meeting, or, if one is present, then that one has and may exercise all of the powers conferred by the stockholder upon all of the person so designated unless the stockholder provides otherwise. Without limiting the manner in which a stockholder may authorize another person or persons to act for him as a proxy, the following constitute valid means by which a stockholder may grant such authority:

          (a) A stockholder may execute a writing authorizing another person or persons to act for him as proxy.The proxy may be limited to action on designated matters. Execution may be accomplished by the signing of the writing by the stockholder or his authorized officer, director, employee or agent or by causing the signature of the stockholder to be affixed to the writing by any reasonable means, including, but not limited to, a facsimile signature.

          (b) A stockholder may authorize another person or person to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a firm which solicits proxies or like agent who is authorized by the person who will be the holder of the proxy to receive the transmission. Any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that the telegram, cablegram or other electronic transmission is valid, the person appointed by the corporation to count the votes of stockholders and determine the validity or proxies and ballots or other persons making those determinations must specify the information upon which they relied.


3 - Amended and Restated Bylaws
    (NBG Radio Network, Inc.)

     No such proxy is valid after the expiration of 6 months from the date of its creation unless it is coupled with an interest, or unless the stockholder specifies in it the length of time for which it is to continue in force, which may not exceed 7 years from the date of its creation. Subject to theses restriction, any proxy properly created is not revoked and continues in full force and effect until another instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of stockholders and determine the validity of proxies and ballots.

    Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies.

    Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

     Section 13. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

     Section 14. Action by Consent. Unless otherwise provided in the Articles of Incorporation or the Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

     Section 15. Participation by Telephone or Similar Method. Unless otherwise restricted by the Articles of Incorporation or the Bylaws, stockholders may participate in a meeting of the stockholders by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

4 - Amended and Restated Bylaws
    (NBG Radio Network, Inc.)

                                  Article III
                               Board of Directors

     Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Articles of Incorporation directed or required to be exercised or done by the stockholders.

     Section 2. Number and Qualifications. Each director must be a natural person who is at least 18 years of age. A director need not be a stockholder or a resident of the State of Nevada. The number of directors constituting the whole board shall be such number as may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not so fixed, the number shall be at least one (1) or no more than nine (9). The number of directors may be increased or decreased by action of the stockholders or the directors.

     Section 3. Place of Meetings. Meetings of the Board of Directors shall shall be held at such place or places, within or without the State of Nevada, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

     Section 4. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Nevada) as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this
Article  III.

     Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these Bylaws.

     Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if one shall have been elected, or by two or more directors of the Corporation or by the President.

     Section 7. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these Bylaws, such notice need not state the purpose of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first-class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to

5 - Amended and Restated Bylaws
    (NBG Radio Network, Inc.)

him personally or be given to him by telephone, or other similar means, at least twenty-four hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 8. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Articles of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

     Section 9. Organization. At each meeting of the Board of Directors, the Chairman of the Board, if one shall have been elected, or, in the absence of the Chairman of the Board or if one shall not have been elected, the President (or, in his absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary, or, in his absence, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

     Section 10. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 11. Vacancies. Any vacancy in the Board of Directors, including those caused by an increase in the number of directors, may be filled by the vote of a majority of the remaining directors, though less than a quorum. Unless otherwise provided in the Articles of Incorporation, when one or more directors give notice of his or their resignations to the Board, effective at a future date, the Board may fill the vacancy or vacancies to take effect when the resignation or resignations become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.

     Section 12. Removal of Directors. Except as otherwise provided by the Articles of Incorporation or statute, any director may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power.

6 - Amended and Restated Bylaws
    (NBG Radio Network, Inc.)

     Section 13. Compensation. The Board of Directors shall serve without compensation, unless otherwise determined by the Board of Directors. The Board of Directors, without regard to personal interest, may establish the compensation of directors for services in any capacity. Directors will be reimbursed for expenses incurred for services rendered to the Corporation.

     Section 14. Committees. Unless otherwise provided in the Articles of Incorporation, the Board of Directors may designate one or more committees (including any executive committee) which, to the extent provided in the resolution or resolutions or in the Bylaws, have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place a seal. The committee or committees must have such name or names as may be stated in the Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. Each committee must include at least one director of the Corporation and the Board of Directors may appoint natural persons who are not directors to serve on any committee. The Board of Directors may designate one or more persons as alternate members of any committee, who may replace any absent member at any meeting of the committee. Each such committee shall serve at the pleasure of the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

     Section 15. Action by Consent. Unless restricted by the Articles of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or such committee shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

     Section 16. Participation by Telephone or Similar Method. Unless restricted by the Articles of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

     Section 17. Restrictions on Transactions Involving Interested Directors or Officers. A contract or other transaction is not void or voidable solely because: (a) the contract or transaction is between the Corporation and (i) one or more of its directors or officers; or (ii) another corporation, firm or association in which one or more of its directors or officers are directors of officers or are financially interested; or (b) a common or interested director or officer (i) is present at the meeting of the Board of Directors or a committee thereof which authorized or approves the contract or transaction; or
(ii) joins in the execution of a written consent which authorizes or approves the contract or transaction; or (c) the vote or votes of a common or interested director are counted for the purpose of authorizing or approving the contract or transaction, if one of the following circumstances exists:

7 - Amended and Restated Bylaws
    (NBG Radio Network, Inc.)

          (a) The fact of the common directorship, office or financial interest is known to the Board of Directors or committee, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors; or

          (b) The fact of the common directorship, office or financial interest is known to the stockholders, and they approve or ratify the contact or or transaction in good faith by a majority vote of stockholders holding a majority of the voting power. The votes of the common or interested directors directors or officers must be counted in any such vote of stockholders.

          (c) The fact of the common directorship, office or financial interest is known to the director or officer at the time the transaction is brought before the Board of Directors of the Corporation for action.

          (d) The contract or transaction is fair as to the Corporation at the time it is authorized or approved.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies a contract or transaction, and if the votes of the common or interested directors are not counted at the meeting, then a majority of the disinterested directors may authorize, approve or ratify a contract or transaction.

                                   Article IV
                                    Officers

     Section 1. Number and Qualifications. The officers of the Corporation shall be appointed by the Board of Directors and shall nclude the President, the Secretary and the Treasurer, and may include the Chairman of the Board, one or more Vice Presidents, assistant secretaries and assistant treasurers and such other officers and agents as may be deemed necessary. All officers must be natural persons and any natural person may hold two or more offices. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders, and after the expiration of this term until a successor is chosen or until his resignation or removal before the expiration of his term. A failure to elect officers does not require the Corporation to be dissolved. Any vacancy occurring in an office of the Corporation by death, resignation, removal or otherwise, must be filled as the Bylaws provide, or in the absence of such a provision by the Board of Directors.

     Section 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

     Section 3. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.

8 - Amended and Restated Bylaws
    (NBG Radio Network, Inc.)

     Section 4. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties as from time to time may be prescribed by the Board.

     Section 5. The President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, in general and shall supervise, direct and control the business and affairs and the other officers (except the Chairman of the Board) of the Corporation. In the absence of the Chairman of the Board, or if a Chairman of the Board has not been elected, the President shall preside at each meeting of the Board of Directors or the stockholders. The President shall perform all duties incident to the office of President and chief executive officer and such other duties as may from time to time be assigned to him by the Board of Directors.

     Section 6. Vice-Presidents. Each Vice-President shall perform all such duties as from time to time may be assigned to him by the Board of Directors or the President. At the request of the President or in his absence or in the event of his inability or refusal to act, the Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors (or if there be no such determination, then the Vice-Presidents in the order of their election), shall perform the duties of the President, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

     Section 7.  Treasurer.  The Treasurer shall:

     (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

     (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

     (c) deposit all moneys and other valuables to the credit of the Corporation in such depositaries as may be designated by the Board of Directors or pursuant to its direction;

     (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

     (e) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor;

     (f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

     (g) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

9 - Amended and Restated Bylaws
    (NBG Radio Network, Inc.)

Section 8.  Secretary.  The Secretary shall:

     (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

     (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

     (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal (if any);

     (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

     (e) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 9. The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

     Section 10. The Assistant Secretary. The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

     Section 11. Officers' Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board of Directors may require.

     Section 12. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

10 - Amended and Restated Bylaws
     (NBG Radio Network, Inc.)

                                   Article V
                                   Shares etc.

     Section 1. Share Certificates. Except as provided in Section 2 of this Article, each stockholder of the Corporation is entitled to have a certificate, in such form as shall be approved by the Board of Directors and signed by officers or agents designated by the Corporation, certifying the number of shares of the Corporation owned by him. The certificates representing shares shall be signed in the name of the Corporation by the President or a Vice-President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation, if any (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned or authenticated by a transfer agent or transfer clerk, or the registrar of the Corporation, then a facsimile of the signatures of the officers, the transfer agent or transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signature. If any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any certificate or certificates for stock cease to be an officer or officers of the Corporation, whether because of death, resignation or other reason, before the certificate or certificates have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be an officer of officers of the Corporation.

     Section 2. Uncertificated Certificates. In lieu of certificates, the Corporation may issue uncertificated shares of some or all of the shares of any or all of its classes or series. The issuance of uncertificated shares has no effect on existing certificates for shares until surrendered to the Corporation, or on the respective rights and obligations of the stockholders. Unless otherwise provided by a specific statute, the rights and obligations of the stockholders, are identical whether or not their shares of stock are represented by certificates. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the stockholder a written statement containing the information required on the certificates pursuant to Section 1 above. At least annually thereafter, the Corporation shall provide to stockholders of record, a written statement confirming the information contained in the informational statement previously sent pursuant to this Section.

     Section 3. Transfer of Shares. Transfer of shares of the Corporation shall be made on the records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose names shares shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to a transfer agent, such fact shall be noted on the records of the Corporation.

11 - Amended and Restated Bylaws
     (NBG Radio Network, Inc.)

     Section 4. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of stock to bear the signature of any of them.

     Section 5. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

     Section 6. Fixing of Record Date. The Board of Directors may fix, in advance, a date not more than sixty (60) nor less than ten (10) days before the date then fixed for the holding of any meeting of the stockholders or before the last day on which the consent or dissent of the stockholders may be effectively expressed for any purpose without a meeting, as the time as of which the stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were stockholders of record of voting shares at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board of Directors may fix, in advance, a date not more than sixty (60) nor less than ten (10) days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidence of rights or evidences of interests arising out of any change, conversion or exchange of shares or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

     Section 7. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated. The Board of Directors may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board of Directors in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of destruction of any such certificate, or the issuance of such new certificate.

                                   Article VI
                                 Indemnification

         To the fullest extent permitted by law, the Corporation may indemnify its officers, directors, employees and agents, including on the terms, to the extent, and subject to the condition prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the Corporation may indemnify any person who was or is a party, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation,

12 - Amended and Restated Bylaws
     (NBG Radio Network, Inc.)

or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; or (b) the Corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation; provided, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         To the extent any director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in (a) and (b) above, or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

                                  Article VII
                               General Provisions

     Section 1. Dividends. Subject to statute and the Articles of Incorporation, dividends or distributions upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the Corporation, unless otherwise provided by statute or the Articles of Incorporation.

     Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

     Section 3. Seal. The seal of the Corporation, if any, shall be in such form as shall be approved by the Board of Directors.

13 - Amended and Restated Bylaws
     (NBG Radio Network, Inc.)

     Section 4. Fiscal Year. The fiscal year-end of the Corporation shall be November 30 or such other date as the Board of Directors may determine.

     Section 5. Checks, Notes Drafts, Etc.. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

     Section 6. Execution of Contracts Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     Section 7. Voting of Stocks in Other Corporations. Unless otherwise provided by resolution of the Board of Directors, or the President, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Board of Directors may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation. In the event one or more attorneys or agents are appointed, the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises.

                                  Article VIII
                                   Amendments

         These Bylaws may be amended or repealed or new Bylaws may be adopted at any annual or special meeting of stockholders at which time a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of directors provided that notice of the proposed amendment or repeal or adoption of new Bylaws is contained in the notice of such meeting. These Bylaws may also be amended or repealed or new Bylaws may be adopted by the Board at any regular or special meeting of the Board of Directors. Bylaws adopted by the Board of Directors may be amended or repealed by the stockholders.

14 - Amended and Restated Bylaws
     (NBG Radio Network, Inc.)